Exhibit 4.4

CONSENT, WAIVER AND AMENDMENT AGREEMENT

This Consent, Waiver and Amendment Agreement (this “Agreement”) is entered into as of ________________, 2006, by and between each of the undersigned purchasers, acting individually (individually a “Purchaser” and collectively the “Purchasers”), and Unity Wireless Corporation, a Delaware corporation (the “Company”).

WHEREAS, pursuant to a securities purchase agreement dated February 27, 2006 among the Company and the Purchasers (the “Purchase Agreement”), the Purchasers were issued debentures (the “Existing Debentures”) and warrants (the “Existing Warrants”) to purchase shares of Common Stock, par value $.001 per share (the “Common Stock”) and in the individual amounts set forth below such Purchaser’s name on the signature pages to the Purchase Agreement;

WHEREAS, pursuant to  note and warrant purchase agreement dated August 31, 2004, the Company issued convertible debentures in the principal amount of $1,250,000, and 3,125,000 warrants (the “August 2004 Debentures” and “August 2004 Warrants”);

WHEREAS, pursuant to a note and warrant purchase agreement dated February 10, 2005, the Company issued convertible debentures in the principal amount of $2,000,000, and 5,000,000 warrants (the “February 2005 Debentures” and “February 2005 Warrants”);

WHEREAS, the Company desires to issue and sell an additional $1,350,000 of debentures (the “New  Debentures”) and warrants (the “New Warrants”) on the same terms and conditions set forth in the Purchase Agreement pursuant to (i) an additional issuance agreement dated as of the date hereof by and between the Company and the purchasers signatory thereto and (ii) other agreements between the Company and “accredited investors” that are either existing security holders of the Company or are introduced to the Company by Oceana Partners, LLC, provided such transactions are consummated on or before ______________, 2006 (such agreements described in (i) and (ii), collectively, the “Additional Issuance Agreement(s)”);

WHEREAS, the Company desires to borrow an aggregate of up to $1,500,000 principal amount of bridge notes (the “Bridge Notes”) and issue the lenders thereof warrants to purchase shares of Common Stock (the “Bridge Warrants”) in connection therewith pursuant to the terms of a Loan and Security Agreement dated as of the date hereof by and among the Company and the lenders signatory thereto (the “Bridge Loan Agreement”);

WHEREAS, the Company desires to obtain up to $3,000,000 from a commercial lender (the “AR Lender”) pursuant to an accounts receivable financing on or before the maturity date of the Bridge Notes (such transaction, the “AR Financing”);

WHEREAS, so long as the terms and conditions of the AR Financing are acceptable to the Purchasers in their sole discretion, the Purchasers intend to consent to the AR Financing and the granting of a lien by the Company in its accounts receivables to the AR Lender, pursuant to a written consent by the Purchasers to be executed and effective contemporaneous with the closing of the AR Financing, it being understood that neither this recital nor anything else contained herein shall constitute a consent by the Purchasers to the AR Financing; and

WHEREAS, in consideration for the Purchasers consenting to the transactions contemplated by the Additional Issuance Agreement and Bridge Loan Agreement, the Company agrees to amend certain terms of the Transaction Documents.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Purchasers and the Company agree as follows:

ARTICLE I

DEFINITIONS

Section 1.

Definitions.  Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the Purchase Agreement.

ARTICLE II

AMENDMENTS AND OTHER AGREEMENTS

Section 2.1

Reduction in Exercise Price of the Existing Warrants, August 2004 Warrants, February 2005 Warrants and Existing Debentures, August 2004 Debentures and February 2005 Debentures.  Immediately prior to the consummation of the transactions contemplated hereunder, the conversion price of the Existing Debentures, August 2004 Debentures and February 2005 Debentures shall be reduced to $0.09 and the exercise price of the Existing Warrants, August 2004 Warrants and February 2005 Warrants shall be reduced to $0.10, each subject to adjustment pursuant to the applicable instrument.

Section 2.2

Extension of Final Payment Dates.  The dates by which the Existing Debentures, the August 2004 Debentures and the February 2005 Debentures are finally due and payable or the “Maturity Date”, unless required earlier pursuant to the terms therein, are hereby extended to _________________, 2009.

Section 2.2

Consent and Waivers.

a)

Subject to the terms and conditions hereunder, each Purchaser, severally and not jointly, hereby consents to the terms and conditions of the Additional Issuance Agreement(s) and Bridge Loan Agreement.

b)

Each Purchaser hereby waives the provisions of Sections 4.13 and 4.14 with respect to the issuance of the New Debentures, New Warrants, the Bridge Notes and the Bridge Warrants.

c)

Each Purchaser hereby waives the provisions of Section 6(b) of the Registration Rights Agreement with respect to the inclusion of the shares of Common Stock underlying the New Debentures, New Warrants and Bridge Warrants on the Registration Statement.

d)

Each Purchaser hereby waives the provisions of Section 7(a) of its Debenture in respect of the granting of a Lien to the holders of the Bridge Notes and New Debentures.

e)

The Company and each Purchaser hereby acknowledge that certain Events of Default (as defined in the Existing Debentures) are existing, which are continuing to the date of this Agreement (the “Existing Defaults”).  Company further acknowledges and agrees that no Purchaser is in any way agreeing to waive such Existing Defaults as a result of this Agreement or the performance by the parties of their respective obligations hereunder or thereunder except as expressly set forth herein.  Subject to the conditions contained herein and performance by the Company of all of the terms of this Agreement, each Purchaser shall waive the Existing Defaults and to forbear from enforcing the remedies set forth in the Transaction Documents with respect thereto so long as the transactions contemplated by the Additional Issuance Agreement and Bridge Loan Agreement close by November ___, 2006, provided, however, that in the event that the Company does not close such transactions on or before such date, this forbearance and waiver shall be of no effect.  Additionally, this forbearance shall not be construed as an agreement by any Purchaser to forbear from exercising any of its rights or remedies under the Transaction Documents with respect to any further Event of Default that may occur after date of this Agreement.

Section 2.3

Amendments.

a)

(i)

The definition of “Filing Date” in Section 1 of the Registration Rights Agreement is hereby deleted and restated in its entirety as follows:

“Filing Date” means, with respect to the initial Registration Statement required hereunder, _______________, 2006 and, with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the 30th day following the date on which the Company first knows, or reasonably should have known that such additional Registration Statement is required hereunder.

(ii)

Notwithstanding the foregoing amendment, if the initial Registration Statement is not filed by the Company with the Commission on or before ________________, 2006, the foregoing amendment shall be void ab initio, and the Company shall be obligated to pay liquidated damages pursuant to the terms of the Registration Rights Agreement for failure of the Registration Statement to be filed by the Filing Date as defined immediately prior to the date hereof, which damages shall be paid in the manner set forth in the Registration Rights Agreement.

b)

(i)

The definition of “Effectiveness Date” in Section 1 of the Registration Rights Agreement is hereby deleted and restated in its entirety as follows:

“Effectiveness Date” means, with respect to the initial Registration Statement required to be filed hereunder, January 29, 2007 and, with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the 60th calendar day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required hereunder; provided, however, in the event the Company is notified by the Commission that one of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates required above.

(ii) Notwithstanding the foregoing amendment, if the initial Registration Statement is not declared effective by the Commission on or before January 29, 2007, the foregoing amendment shall be void ab initio, and the Company shall be obligated to pay liquidated damages pursuant to the terms of the Registration Rights Agreement for failure of the Registration Statement to be declared effective by the Effectiveness Date as defined immediately prior to the date hereof, which damages shall be paid in the manner set forth in the Registration Rights Agreement.

c)

Amendment to Existing Debentures, August 2004 Debentures, February 2005 Debentures and New Debentures.

(i)

The following additional definitions are hereby added to Section 1 of the Existing Debentures and New Debentures:

“Cash Sale Redemption Amount” shall equal the sum of (i) 200% of the principal amount of this Debenture to be prepaid, plus all accrued and unpaid interest thereon, (ii) the product of (A) the quotient obtained by dividing (1) the principal amount of this Debenture to be prepaid, plus all other accrued and unpaid interest hereon by (2) the Conversion Price on the closing date of the applicable event and (B) the “Effective Price” (defined below), and (iii) all other amounts, costs, expenses and liquidated damages due in respect of this Debenture.  The “Effective Price” shall be the fair market value of the consideration paid by the acquirer in such event (less the amount set forth in clause (i) above) divided by the sum of; (x) the issued and outstanding shares of Common Stock of the Company then outstanding and (y) the shares of Common Stock into which the outstanding Debentures may be converted on the day immediately preceding the record date fixed for determining the holders of shares of Common Stock eligible to receive a distribution (or if no such date has been fixed, the date of the day immediately preceding the closing of the transaction) and (z) the number of shares deemed issuable to the Warrant holders pursuant to the mandatory redemption provisions in the Warrants which take effect upon sale of assets for cash consideration whether or not any Warrant holder shall have elected to have their Warrants Redeemed; provided, however, that the number of shares of Common Stock issuable on conversion of the Debentures and issuable upon exercise of the Warrants for this purpose shall be determined on a fully converted or exercised basis and ignoring any conversion or exercise limitations therein).

“Warrants” shall have the meaning set forth in the Purchase Agreement.

(ii)

New Section 6(d) is hereby added to the Existing Debentures and New Debentures as follows:

“Redemption at Election of Holder.  If the Company shall agree to sell substantially all of its assets in one or more transactions in which the consideration consists solely of cash, cash equivalents, assumption of indebtedness, or any combination thereof, the Holder shall have the right to require the Company, by written notice to the Company, to redeem this Debentures, in full and in cash, at the closing of such Change of Control Transaction, Fundamental Transaction or sale of assets.   The aggregate amount payable upon such Change of Control Transaction, Fundamental Transaction or sale of assets shall be equal to the Cash Sale Redemption Amount.  In the event that the Company fails to pay the Cash Sale Redemption Amount on or prior to the applicable closing date, the interest rate on this Debenture shall accrue at the rate of 18% per annum, or such lower maximum amount of interest permitted to be charged under applicable law, until the Cash Sale Redemption Amount is paid in full.  Concurrently with the payment in full of the Cash Sale Redemption Amount, the Holder shall surrender this Debenture to or as directed by the Company (or the successor company).    The Holder may elect to convert the outstanding principal amount of the Debenture pursuant to Section 4 prior to actual payment in cash for the redemption under this Section 6 by fax delivery of a Notice of Conversion to the Company.

For purposes of this Section 6(d) only, “Change of Control Transaction” means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 45% of the voting securities of the Company (other than by means of conversion or exercise of the Debentures and the Securities issued together with the Debentures), or (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 55% of the aggregate voting power of the Company or the successor entity of such transaction, or (iii) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 55% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a three year period of more than one-half of the members of the Company’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Company of an agreement to which the Company  is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) above.”

(iii)

The following is added as new Section 5(h) of the Existing Debentures and New Debentures:

“Adjustment upon a Reverse Stock Split.  In the event the Company effects a reverse stock split of the Common Stock at any time while this Debenture is outstanding, in addition to any other adjustment provided herein, the Conversion Price shall be reduced effective as of the 23rd Trading Day following such stock split (the “Reset Date”) to a price equal to the lesser of (i) the average of the VWAPs for the 22 Trading Days immediately following such reverse stock split or (ii) the average of the VWAPs for the 5 Trading Days immediately prior to the Reset Date, subject to further adjustment as provided herein.  If such an adjustment does not result in a reduction of the Conversion Price then in effect, no adjustment will be made.”

(iv)

The following is added as New Section 1(f) of the August 2004 Debentures and February 2005 Debentures:

“(I)

As used in this Section 1(f), the following terms shall have mean:

“Cash Sale Redemption Amount” shall equal the sum of (i) 200% of the principal amount of this Note to be prepaid, plus all accrued and unpaid interest thereon, (ii) the product of (A) the quotient obtained by dividing (1) the principal amount of this Note to be prepaid, plus all other accrued and unpaid interest hereon by (2) the Conversion Price on the closing date of the applicable event and (B) the “Effective Price” (defined below), and (iii) all other amounts, costs, expenses and liquidated damages due in respect of this Note.  The “Effective Price” shall be the fair market value of the consideration paid by the acquirer in such event (less the amount set forth in clause (i) above) divided by the sum of; (x) the issued and outstanding shares of Common Stock of the Maker then outstanding and (y) the shares of Common Stock into which the outstanding Note may be converted on the day immediately preceding the record date fixed for determining the holders of shares of Common Stock eligible to receive a distribution (or if no such date has been fixed, the date of the day immediately preceding the closing of the transaction) and (z) the number of shares deemed issuable to the Warrant holders pursuant to the mandatory redemption provisions in the Warrants which take effect upon sale of assets for cash consideration whether or not any Warrant holder shall have elected to have their Warrants Redeemed; provided, however, that the number of shares of Common Stock issuable on conversion of the Notes and issuable upon exercise of the Warrants for this purpose shall be determined on a fully converted or exercised basis and ignoring any conversion or exercise limitations therein).

“Change of Control Transaction” means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Maker, by contract or otherwise) of in excess of 45% of the voting securities of the Maker (other than by means of conversion or exercise of the Notes and the securities issued together with the Notes), or (ii) the Maker merges into or consolidates with any other Person, or any Person merges into or consolidates with the Maker and, after giving effect to such transaction, the stockholders of the Maker immediately prior to such transaction own less than 55% of the aggregate voting power of the Maker or the successor entity of such transaction, or (iii) the Maker sells or transfers all or substantially all of its assets to another Person and the stockholders of the Maker immediately prior to such transaction own less than 55% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a three year period of more than one-half of the members of the Maker’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Maker of an agreement to which the Maker  is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) above.

“Fundamental Transaction” means any of the following transactions: the Maker effects any merger or consolidation of the Maker with or into another Person, (B) the Maker effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Maker or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Maker effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

“Warrants” shall have the meaning set forth in the Purchase Agreement.

 (II)

“Redemption at Election of Payee.  If the Maker shall agree to sell substantially all of its assets in one or more transactions in which the consideration consists solely of cash, cash equivalents, assumption of indebtedness, or any combination thereof, the Payee shall have the right to require the Maker, by written notice to the Maker, to redeem this Notes, in full and in cash, at the closing of such Change of Control Transaction, Fundamental Transaction or sale of assets.   The aggregate amount payable upon such Change of Control Transaction, Fundamental Transaction or sale of assets shall be equal to the Cash Sale Redemption Amount.  In the event that the Maker fails to pay the Cash Sale Redemption Amount on or prior to the applicable closing date, the interest rate on this Note shall accrue at the rate of 18% per annum, or such lower maximum amount of interest permitted to be charged under applicable law, until the Cash Sale Redemption Amount is paid in full.  Concurrently with the payment in full of the Cash Sale Redemption Amount, the Payee shall surrender this Note to or as directed by the Maker (or the successor company).    The Payee may elect to convert the outstanding principal amount of the Note pursuant to Section 3 prior to actual payment in cash for the redemption under this Section 1(f).

(v)

The following is added as new Section 3(g) of the August 2004 Debentures and February 2005 Debentures:

“Adjustment upon a Reverse Stock Split.  In the event the Maker effects a reverse stock split of the Common Stock at any time while this Note is outstanding, in addition to any other adjustment provided herein, the Conversion Price shall be reduced effective as of the 23rd Trading Day following such stock split (the “Reset Date”) to a price equal to the lesser of (i) the average of the VWAPs for the 22 Trading Days immediately following such reverse stock split or (ii) the average of the VWAPs for the 5 Trading Days immediately prior to the Reset Date, subject to further adjustment as provided herein.  If such an adjustment does not result in a reduction of the Conversion Price then in effect, no adjustment will be made.”

(vi)

The following is added as new Section 3(h) of the August 2004 Debentures and February 2005 Debentures:

“Subsequent Equity Sales.  If, at any time while this Note is outstanding,  the Maker or any subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or securities of the Maker or the subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (such securities, “Common Stock Equivalents”) entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price.  Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued.  The Maker shall notify the Payee in writing, no later than 1 business day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”).  For purposes of clarification, whether or not the Maker provides a Dilutive Issuance Notice pursuant to this Section, upon the occurrence of any Dilutive Issuance, the Payee is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Payee accurately refers to the Base Conversion Price when it converts this Note.”

d)

Amendments to Warrants:

(i)

New Section 2(g) is hereby added to the Existing Warrants and New Warrants:

“Redemption at Election of Holder.  If the Company shall agree to sell substantially all of its assets in one or more transactions in which the consideration consists solely of cash, cash equivalents, assumption of indebtedness, or any combination thereof, the Holder shall have the right to require the Company, by written notice to the Company, to redeem this Warrant, in full and in cash, at the closing of such sale of assets.   The aggregate amount payable in full redemption of the Warrants required to be redeemed upon such sale of assets shall be equal to the Warrant Cash Sale Redemption Amount (as defined below).  In the event that the Company fails to pay the Warrant Cash Sale Redemption Amount within three business days of the closing of the sale transaction, interest shall accrue on the unpaid Warrant Cash Redemption Amount at the rate of 18% per annum, or such lower maximum amount of interest permitted to be charged under applicable law, until the Warrant Cash Sale Redemption Amount is paid in full.  Concurrently with the payment in full of the Warrant Cash Sale Redemption Amount, the Holder shall surrender this Warrant to or as directed by the Company (or the successor company).    The Holder may elect to exercise this Warrant pursuant to Sections 2(a) or 2(c) hereof prior to actual payment in cash for the redemption.”

(ii)

New Section 2(h) is added to the New Warrants and Existing Warrants as follows:

“Definitions Applicable to Section 2(g).  For the purposes of Section 2(g):

“Warrant Cash Sale Redemption Amount” shall equal the sum of (i) the product of (A) all unexercised Warrant Shares underlying this Warrant if the Warrants were issued pursuant to a cashless exercise exercised on the date the redemption right hereunder is exercised based on the Effective Price (as defined below) and (B) the Effective Price and (ii) all other amounts, costs, expenses and liquidated damages due in respect of this Warrant.  The “Effective Price” shall be the cash consideration paid by the acquirer in such event (less the amount paid in redemption of the Debentures in clause (i) of the definition of Cash Sale Redemption Amount set forth therein) divided by the sum of; (x) the issued and outstanding shares of Common Stock of the Company then outstanding and (y) the shares of Common Stock into which the outstanding Debentures may be converted on the day immediately preceding the record date fixed for determining the holders of shares of Common Stock eligible to receive a distribution (or if no such date has been fixed, the date of the day immediately preceding the closing of the transaction) and (z) the number of shares deemed issuable to the Warrant holders pursuant to the mandatory redemption provisions in this and the other Warrants which take effect upon sale of assets for cash consideration whether or not any Warrant holder shall have elected to have their Warrants Redeemed; provided, however, that the number of shares of Common Stock issuable on conversion of the Debentures and issuable upon exercise of the Warrants for this purpose shall be determined on a fully converted or exercised basis and ignoring any conversion or exercise limitations therein.

(iii)

The following is added as new Section 3(i) of the Existing Warrants and New Warrants:

“Adjustment upon a Reverse Stock Split.  In the event the Company effects a reverse stock split of the Common Stock at any time while this Warrant is outstanding, in addition to any other adjustment provided herein, the Exercise Price shall be reduced effective as of the 23rd Trading Day following such stock split (the “Reset Date”) to a price equal to the lesser of (i) the average of the VWAPs for the 22 Trading Days immediately following such reverse stock split or (ii) the average of the VWAPs for the 5 Trading Days immediately prior to the Reset Date, subject to further adjustment as provided herein.  If such an adjustment does not result in a reduction of the Exercise Price then in effect, no adjustment will be made.”

(iv)

New Section 3(e) is hereby added to the August 2004 Warrants and February 2005 Warrants:

“Redemption at Election of Holder.  If the Company shall agree to sell substantially all of its assets in one or more transactions in which the consideration consists solely of cash, cash equivalents, assumption of indebtedness, or any combination thereof, the Holder shall have the right to require the Company, by written notice to the Company, to redeem this Warrant, in full and in cash, at the closing of such sale of assets.   The aggregate amount payable in full redemption of the Warrants required to be redeemed upon such sale of assets shall be equal to the Warrant Cash Sale Redemption Amount (as defined below).  In the event that the Company fails to pay the Warrant Cash Sale Redemption Amount within three business days of the closing of the sale transaction, interest shall accrue on the unpaid Warrant Cash Redemption Amount at the rate of 18% per annum, or such lower maximum amount of interest permitted to be charged under applicable law, until the Warrant Cash Sale Redemption Amount is paid in full.  Concurrently with the payment in full of the Warrant Cash Sale Redemption Amount, the Holder shall surrender this Warrant to or as directed by the Company (or the successor company).    The Holder may elect to exercise this Warrant pursuant to Sections 3(a) or 3(d) hereof prior to actual payment in cash for the redemption.”

(v)

New Section 3(f) is added to the August 2004 Warrants and February 2005 Warrants as follows:

“Definitions Applicable to Section 3(e).  For the purposes of Section 3(e):

“Warrant Cash Sale Redemption Amount” shall equal the sum of (i) the product of (A) all unexercised Warrant Shares underlying this Warrant if the Warrants were issued pursuant to a cashless exercise exercised on the date the redemption right hereunder is exercised based on the Effective Price (as defined below) and (B) the Effective Price and (ii) all other amounts, costs, expenses and liquidated damages due in respect of this Warrant.  The “Effective Price” shall be the cash consideration paid by the acquirer in such event (less the amount paid in redemption of the Notes in clause (i) of the definition of Cash Sale Redemption Amount set forth therein) divided by the sum of; (x) the issued and outstanding shares of Common Stock of the Company then outstanding and (y) the shares of Common Stock into which the outstanding Notes may be converted on the day immediately preceding the record date fixed for determining the holders of shares of Common Stock eligible to receive a distribution (or if no such date has been fixed, the date of the day immediately preceding the closing of the transaction) and (z) the number of shares deemed issuable to the Warrant holders pursuant to the mandatory redemption provisions in this and the other Warrants which take effect upon sale of assets for cash consideration whether or not any Warrant holder shall have elected to have their Warrants Redeemed; provided, however, that the number of shares of Common Stock issuable on conversion of the Notes  and issuable upon exercise of the Warrants for this purpose shall be determined on a fully converted or exercised basis and ignoring any conversion or exercise limitations therein.

(vi)

The following is added as new Section 3(g) of the August 2004  Warrants and February 2005 Warrants:

“Adjustment upon a Reverse Stock Split.  In the event the Company effects a reverse stock split of the Common Stock at any time while this Warrant is outstanding, in addition to any other adjustment provided herein, the Exercise Price shall be reduced effective as of the 23rd Trading Day following such stock split (the “Reset Date”) to a price equal to the lesser of (i) the average of the VWAPs for the 22 Trading Days immediately following such reverse stock split or (ii) the average of the VWAPs for the 5 Trading Days immediately prior to the Reset Date, subject to further adjustment as provided herein.  If such an adjustment does not result in a reduction of the Exercise Price then in effect, no adjustment will be made.”

(vii)

The following is added as new Section 12(b) of the August 2004  Warrants and February 2005 Warrants:

“Subsequent Equity Sales. If the Company or any subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or securities of the Company or the subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (such securities, “Common Stock Equivalents”) entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Exercise Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then the Exercise Price shall be reduced and only reduced to equal the Base Share Price and the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment.  Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued.    The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice the “Dilutive Issuance Notice”).  For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section, upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise.”

Section 2.4

Effect on Transaction Documents.  The foregoing consents and waivers are given solely in respect of the transactions described herein. Except as expressly set forth herein, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement, and shall not be in any way changed, modified or superseded by the terms set forth herein.  This Agreement shall not constitute a novation or satisfaction and accord of any Transaction Document.

Section 2.5.

Filing of Form 8-K.  Within 4 Trading Days of the date hereof, the Company shall issue a Current Report on Form 8-K, reasonably acceptable to each Purchaser disclosing the material terms of the transactions contemplated hereby, which shall include this Agreement as an attachment thereto.

Section 2.6.

Conditions to Purchasers Obligations.  The respective obligations of the Purchasers hereunder and the effectiveness of the consents, waivers and amendments set forth herein are subject to the following conditions being met:

(a)

the accuracy in all material respects of the representations and warranties of the Company contained herein;

(b)

all obligations, covenants and agreements of the Company required to be performed at or prior to the date hereof shall have been performed;

(c)

all Purchasers parties to the Purchase Agreement shall have agreed to the terms and conditions of this Agreement;

(d)

there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(e)

the parties to that certain Intercreditor Agreement, in the form attached hereto as Exhibit A shall have executed and delivered such Agreement to the Purchasers; and

(f)

the transactions contemplated by the Bridge Loan Agreement and Additional Issuance Agreement shall have been consummated contemporaneous with the effectiveness of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1.

Representations and Warranties of the Company.  The Company hereby make the representations and warranties set forth below to the Purchasers that as of the date of its execution of this Agreement:

(a)

Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Company and no further action is required by such Company, its board of directors or its stockholders in connection therewith.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)

No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

(c)

Other Representations, Warranties and Covenants. Except as set forth on Schedule A attached hereto, the Company hereby makes such representations, warranties and covenants set forth in the Purchase Agreement as though fully set forth herein as of the date hereof, and all such representations, warranties and obligations are incorporated herein by reference.

ARTICLE IV

MISCELLANEOUS

Section 4.1

Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made in accordance with the provisions of the Purchase Agreement.

Section 4.2

Survival. All warranties and representations (as of the date such warranties and representations were made) made herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the parties hereto and shall survive the issuance of the Existing Warrants. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided however that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other parties hereto.

Section 4.3

Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 4.4

Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 4.5

Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to the Governing Law provision of the Purchase Agreement.

Section 4.6

Entire Agreement.  The Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 4.7

Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 4.8

Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

Section 4.9

Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder, by written notice to the other parties, if the transactions contemplated hereunder are not effective on or before November __, 2006.

Section 4.10

Fees and Expenses.  The Company has agreed to reimburse Bushido the sum of $15,000, for its out-of-pocket legal fees and expenses, none of which has been paid prior to the date hereof. Except as expressly set forth herein, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

UNITY WIRELESS CORPORATION
By:__________________________________________ Name: Ilan Kenig Title: CEO

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[PURCHASER SIGNATURE PAGES TO UTYW

AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________________________________

Signature of Authorized Signatory of Purchaser: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Purchaser:________________________________________________

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